Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Patrick Dillon, Chief Financial Officer of TuSimple Holdings Inc. (the "Company"), do hereby certify, to the best of my knowledge and pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)    The Annual Report on Form 10-K of the Company for the annual period ended December 31, 2021 (the "Report"), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 23, 2022	By:	/s/ Patrick Dillon
Patrick Dillon
Chief Financial Officer (Principal Financial Officer)